SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 20, 2006

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)
1-3525	13-4922640
(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

In connection with the preparation of financial statements of American Electric Power Company, Inc. (“AEP”) required to be included in the third quarter Quarterly Report on Form 10-Q, Appalachian Power Company (“APCo”) wrote off a regulatory asset relating to developments previously disclosed in Note 3, RATE MATTERS, to the financial statements of AEP and APCo under “APCo Virginia Environmental and Reliability Costs” in the Quarterly Report on Form 10-Q for the period ended June 30, 2006 (“Note 3”). This write-off was reflected in the preannouncement of AEP’s third quarter earnings released in the Current Report on Form 8-K issued October 10, 2006 which stated that AEP expects third-quarter 2006 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of approximately $0.67 per share and third-quarter 2006 ongoing earnings (earnings excluding special items) of approximately $0.99 per share. AEP reaffirms its prior guidance of ongoing earnings of $2.65 to $2.80 per share for 2006. AEP’s management believes that AEP’s ongoing earnings, or GAAP earnings adjusted for certain items, provide a more meaningful representation of AEP’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. AEP also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

As described in Note 3, the Virginia Electric Restructuring Act (the “Statute”) includes a provision that permits recovery of incremental environmental compliance and transmission and distribution system reliability (“E&R”) costs prudently incurred on and after July 1, 2004. In 2005, APCo filed a request with the Virginia State Corporation Commission (the “Commission”) and updated it through supplemental testimony seeking recovery of $21 million of incremental E&R costs incurred from July 2004 through September 2005. Through August 31, 2006, APCo deferred as a regulatory asset $47 million of incremental E&R costs incurred since July 1, 2004 based on a legal opinion that such costs were probable of recovery under the law.

In January 2006, the Commission staff proposed that APCo be allowed to increase its electric rates at an ongoing level of $20 million to recover current, rather than past, incremental E&R costs. The staff proposal would effectively disallow the recovery of costs incurred prior to the authorization and implementation of new rates, including all incremental E&R costs that were deferred as a regulatory asset. At the E&R hearings, which concluded in March 2006, the staff amended its testimony to recommend a $24 million increase in APCo’s ongoing rates. In September 2006, the Hearing Examiner issued a report recommending adoption of the staff proposal with minor modifications, which would result in (a) an on-going level of E&R cost recovery of $29 million only if the Commission decides that any rate increase from the base rate case (a separate proceeding) does not include the $29 million ongoing level of E&R costs, and (b) the disallowance of all previously deferred incremental E&R costs. In the third quarter of 2006, APCo concluded that the Commission might not grant recovery of actual incremental E&R costs incurred during the period from July 2004 through September 30, 2006. Accordingly, APCo wrote off all of the E&R regulatory asset, adversely affecting pretax earnings by $36 million, net of the reinstatement of related allowance for funds used during construction and interest capitalized. APCo believes that the staff’s proposal and the Hearing Examiner’s recommendation are contrary to the Statute. The Commission’s final order in this proceeding is pending.

If the Commission properly implements the Statute as interpreted in its October 2005 order and as supported by the Virginia Attorney General’s office, APCo should be able to recover all of the incremental E&R costs prudently incurred since July 1, 2004. If the Commission adopts the Hearing Examiner's findings, based on advice of counsel, APCo will appeal the decision vigorously.

This report made by AEP contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to build or acquire generating capacity when needed at acceptable prices and terms and to recover those costs through applicable rate cases or competitive rates; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance);resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp. and related matters); AEP's ability to constrain its operation and maintenance costs; AEP's ability to sell assets at acceptable prices and on other acceptable terms, including rights to share in earnings derived from the assets subsequent to their sale; the economic climate and growth in AEP's service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas, and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, and other energy-related commodities; changes in utility regulation, including implementation of EPACT and membership in and integration into regional transmission structures; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation, and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer

October 20, 2006